Exhibit 24.1

POWER OF ATTORNEY

I, H. Hunter White, III, Manager of High Plains A & M, LLC, a Colorado limited liability company (the “Company”), hereby authorize and designate each of Jason Day and Maura Coffin, signing singly, as the Company’s true and lawful attorney-in-fact to:

(1)                                  execute for and on behalf of the Company, the Form ID, Forms 3, 4, 5, 13D and 13G (any amendments thereto), and any and all other such forms required to be filed by the Company in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; and

(2)                                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to the Company’s benefit, in the Company’s best interest, or legally required of the Company, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

On behalf of the Company, I hereby further grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do on behalf of the Company if personally present, with full power of substitutes or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

This Power of Attorney is effective upon execution and is revocable by me in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 6th day of September, 2006.

HIGH PLAINS A & M, LLC

By:	/s/ H. Hunter White, III
Name: H. Hunter White, III
Its: Manager